     As Filed with the Securities and Exchange Commission on March 15, 2000

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                 TEKGRAF, INC.
             (Exact name of registrant as specified in its charter)

                                    GEORGIA
                (State or other jurisdiction of incorporation))

                                   58-2033795
                      (I.R.S. Employer Identification No.

                          980 CORPORATE WOODS PARKWAY
                          VERNON HILLS, ILLINOIS 60061
                    (Address of principal executive offices)

                                ---------------

                 TEKGRAF, INC. 1997 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)


                WILLIAM M. RYCHEL                                              Copy to:
             CHIEF EXECUTIVE OFFICER                                     PHILIP H. MOISE, ESQ.
                  TEKGRAF, INC.                               NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
           980 CORPORATE WOODS PARKWAY                               FIRST UNION PLAZA, SUITE 1400
          VERNON HILLS, ILLINOIS 60061                                999 PEACHTREE STREET, N.E.
                 (770) 442-6060                                         ATLANTA, GEORGIA 30309
                                                                            (404) 817-6000
       (Name and address of Agent for Service)
(Telephone number, including area code, of Agent for
                      Service)

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                            PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE   AMOUNT TO BE    PROPOSED MAXIMUM OFFERING     AGGREGATE OFFERING         AMOUNT OF
        REGISTERED            REGISTERED        PRICE PER SHARE(1)              PRICE(1)           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Class A Common Stock,           600,000               $4.0469                $2,428,140.00             $641.03
$0.001 par value

(1) Estimated pursuant to Rules 457(h) and 457(c) of the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, based on the average of the high and low prices of our Class A Common Stock on March 10, 2000.

===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference.

      The following documents, listed below and filed by us with the Securities and Exchange Commission, are incorporated in this registration statement by reference:

         (a) Our latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for our latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

         (c) The description of our Class A Common Stock contained in our registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

         In addition, all reports and other documents subsequently filed by us under Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be incorporated by reference in this registration statement. Such reports and documents shall be incorporated by reference if they are filed prior to the filing of a post-effective amendment which indicates that all securities offered by our stock option plan have been sold or which de-registers all securities remaining unsold. The reports and documents shall be a part of this registration statement from the date of the filing of such reports and documents


ITEM 4.  Description of Securities.

         Not applicable.


ITEM 5.  Interests of Named Experts and Counsel.

         Not applicable.


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

ITEM 6.  Indemnification of Directors and Officers.

         We have entered into indemnification agreements with each of our directors and executive officers. In each indemnification agreement, we agree to indemnify the person named as indemnitee for expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with certain civil or criminal actions or administrative proceedings arising out of that person's performance of their duties as a director or officer. The indemnification will not cover a lawsuit brought by the director or officer. The indemnification will be available only if the person named as indemnitee acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of our company. Further, in connection with a criminal matter, the indemnification will be available only if that person had no reasonable cause to believe their conduct was unlawful. The indemnification agreements also require us to indemnify that person to the fullest extent permitted by applicable law. Each indemnification agreement permits the indemnitee to bring a lawsuit under that indemnification agreement, and to recover the expenses of such a lawsuit if it is successful.

         Our bylaws provide that we must indemnify its directors, officers, employees or agents to the full extent permitted by the laws of Georgia. We have the right to purchase and maintain insurance on behalf of any of these persons whether or not we have the power to indemnify that person against the liability. We have purchased a standard policy of directors' and officers' liability insurance covering our directors and officers with respect to liabilities incurred as a result of their service in those positions.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of ours where indemnification will be required or permitted. However, by letter dated December 22, 1999, a shareholder of the corporation gave notice that it may file a shareholder derivative action against members of the board of directors and against the Company for alleged breaches of fiduciary duties. Under Georgia law, the shareholder may not commence such a suit until March 21, 2000. The board of directors has appointed a special committee of independent directors to investigate the allegations in the letter.


ITEM 7.  Exemption from Registration Claimed.

         Not applicable.


ITEM 8.  Exhibits.


4.1      Tekgraf, Inc. 1997 Employee Stock Option Plan, effective as of August
         7, 1996, as amended on May 26, 1999.

4.2      Form of Stock Option Agreement under the Tekgraf 1997 Employee Stock
         Option Plan.

5.1      Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

23.1     Consent of PricwaterhouseCoopers LLP.

23.2 Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included as part of Exhibit 5.1).

24.1     Power of Attorney (contained on signature page of this filing).


ITEM 9.  Undertakings.

         Tekgraf, Inc. hereby undertakes:

         (1) To file an amendment to this registration statement during any period in which offers or sales are made. That amendment, effective after the filing of this registration statement, shall include:

                  (a) any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) in the prospectus, a reference to any facts or events occurring after the effective date of this registration statement which represent a fundamental change in the information in this registration statement. This includes any fact or event that individually or in conjunction with other facts or events represents a fundamental change in this information. Despite the preceding sentences, the following events may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b):


                                    -        any increase or decrease in the
                                             volume of securities offered;
                                    -        any deviation from the low or
                                             high; or
                                    -        any deviation of the estimated
                                             maximum offering range.

                           These events may be reflected in a prospectus if, in total, the changes in volume and price amount to no more than a twenty percent (20%) change in the maximum aggregate offering price as displayed in the "Calculation of Registration Fee" table of the effective registration statement;

                  (c) any material information or change to information concerning the plan of distribution not previously disclosed in this registration statement;

                  The undertakings described in paragraphs (a) and (b) above do not apply if the information required by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, and incorporated by reference in this registration statement.

(2) To remove from registration any of the securities being registered which remain unsold at the end of the offering. This removal shall be made through an amendment effective after the filing of this registration statement.

(3) That for the purpose of determining any liability under the Securities Act of 1933, each amendment shall be a new registration statement relating to the securities offered in that


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

         amendment. The offering of those securities shall be the initial bona fide offering of the securities at the time of the filing of the amendment.

      We further undertake that for the purpose of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 shall be a new registration statement relating to the securities offered in that new registration statement. The offering of those securities shall be the initial bona fide offering of the securities at the time of the filing of the new registration statement.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the fully authorized undersigned in the City of Vernon Hills, State of Illinois, on this 15th day of March, 2000.


                                             TEKGRAF, INC.



                                             By:  /s/ William M. Rychel
                                                -------------------------------
                                                    William M. Rychel,
                                                    Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints William M. Rychel as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all attached exhibits, and other documents in connection with it, with the Securities and Exchange Commission. The undersigned also grant unto William M. Rychel, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which William M. Rychel, or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                              CAPACITY                                       DATE
---------                              --------                                       ----



 /s/ William M. Rychel                 Chief Executive Officer                        March 15, 2000
-------------------------              (principal executive officer) and
William M. Rychel                      Director



 /s/ Thomas M. Mason                   Vice President of Finance and Chief            March 15, 2000
-----------------------                Financial Officer (principal financial
Thomas M. Mason                        and accounting officer)



 /s/ Albert E. Sisto                   Director                                       March 15, 2000
---------------------------
Albert E. Sisto



 /s/ Frank X. Dalton, Jr.              Director                                       March 15, 2000
---------------------------
Frank X. Dalton, Jr.

                                                   EXHIBIT INDEX

===================== ======================================================================================================
       Exhibit                                                  Exhibit
       Number
===================== ======================================================================================================
        4.1           Tekgraf, Inc. 1997 Employee Stock Option Plan, effective as of August 7, 1996, as amended on May 26, 1999.
--------------------- ------------------------------------------------------------------------------------------------------
        4.2           Form of Stock Option Agreement under the Tekgraf, Inc. 1997 Employee Stock
                      Option Plan.
--------------------- ------------------------------------------------------------------------------------------------------
        5.1           Opinion of Nelson Mullins Riley & Scarborough, L.L.P.
--------------------- ------------------------------------------------------------------------------------------------------
        23.1          Consent of PricewaterhouseCoopers LLP.
--------------------- ------------------------------------------------------------------------------------------------------
        23.2          Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included as part of Exhibit
                      5.1).
--------------------- ------------------------------------------------------------------------------------------------------
        24.1          Power of Attorney (contained on signature page of this filing).
--------------------- ------------------------------------------------------------------------------------------------------


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